EXHIBIT 99

For Immediate Release

Thursday, April 14, 2005

Contact:	David G. Ratz, Executive Vice President (740) 286-3283

Oak Hill Financial Announces 1st Quarter Earnings

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings from operations for the three months ended March 31, 2005 of $3,296,000, or $.58 per diluted share, an increase of 4.7% over the $3,147,000, or $.55 per diluted share, in net earnings that the company recorded for the quarter ended March 31, 2004.

The first quarter 2005 operating earnings exclude $317,000 of expenses related to Oak Hill Financial’s acquisition of Ripley National Bank in the fourth quarter of 2004 and its acquisition of Lawrence Financial Holdings, Inc. on April 1, 2005. In addition, the first quarter operating earnings exclude the effect of a $261,000 reduction in tax expense resulting from a tax savings of $1.0 million for the full year 2005. Including those items, the company’s net income for the first quarter of 2005 was $3,260,000 or $.57 per diluted share.

Oak Hill Financial’s total assets increased 15.7% over the prior year, ending the first quarter of 2005 at $1.11 billion as compared to $955.4 million at March 31, 2004. Net loans at March 31, 2005 were $926.6 million, up 11.8% from March 31, 2004. Asset and loan growth were bolstered by the fourth quarter 2004 Ripley National Bank acquisition, which added $58.6 million in assets and $39.1 million in loans to Oak Hill Financial’s totals.

The Lawrence Financial Holdings acquisition, the impact of which is not reflected in the March 31, 2005 totals, brought $116.9 million in assets, $76.5 million in net loans, $104.2 million in deposits, and $9.5 million in equity to Oak Hill Financial.

Reviewing the first quarter, Oak Hill Financial President and CEO R. E. Coffman, Jr. said, “Although we have reason to be optimistic about the remainder of the year, we are disappointed with our first quarter results. Basically, our revenues did not come in where we needed them to be. The flattening yield curve put pressure on the net interest margin which, combined with slow loan growth, resulted in a linked-quarter decline in net interest income. Also, gain on sale of loans and insurance commissions were off from the fourth quarter of 2004. On the other hand, operating expenses were lower in the first quarter, which somewhat mitigated the decline in revenues.”

Coffman added, “On the upside, our March earnings were significantly better than January or February, and loan demand is showing signs of improving. As we move through the year, most of the cost savings associated with our acquisition of Ripley National Bank will be fully realized, and we will begin to see the cost savings from Lawrence Financial Holdings as well. The keys for the year are going to be maintaining the net interest margin and growing the loan portfolio while maintaining credit quality.”

Key Issue Review and Outlook

Net Interest Margin – Net interest margin for the first quarter was 3.89%, as compared to the 3.96% recorded for the fourth quarter of 2004. Much of the decline was due to the company’s sale on December 31, 2004 of the higher-yielding consumer loan portfolio of its Action Finance Company subsidiary. Still, the first quarter margin was below management’s expectations and was the result of the flatter yield curve, a highly price-competitive marketplace for commercial and commercial real estate loans, and upward pressure on funding costs with respect to both retail deposits within the company’s market areas and wholesale funding sources. However, the margin was at its lowest point during January and subsequently rebounded in February and March. Management believes that the margin will benefit if interest rates in general continue to increase.

Operating Expenses & Efficiency – On an operating basis, non-interest expense was 2.57% of average assets for the first quarter of 2005, as compared to 2.69% for the first quarter of 2004 and 2.70% in the fourth quarter. The efficiency ratios for the same periods were relatively consistent at 55.0%, 54.4%, and 55.3%, respectively. On the expense side, the linked-quarter improvement was attributable to decreases in salary expense, depreciation and amortization, ATM expense, credit and collection expense and, in general, to the company’s cost control efforts, which had a positive impact on a broad range of operating expense categories. The overall decrease in expenses was mitigated somewhat by increased maintenance, utilities, and property tax expense.

Non-Interest Income – Non-interest income was $2,539,000 in the first quarter, an increase of 8.0% over the first quarter of 2004, but a decrease of 6.8% from the fourth quarter of 2004 (the fourth quarter comparison excludes losses related to the sale of the Action Finance portfolio). The decrease on a linked-quarter basis was primarily the result of decreases in deposit service charges, insurance commissions, and gain on sale of loans. The decrease was partially offset by recovery of impairment on mortgage servicing rights, gains on securities transactions, and ATM fee income.

Asset Quality – At the end of the first quarter, the nonperforming loans/total loans and nonperforming assets/total assets ratios were 0.82% and 0.78%, respectively, as compared to the 0.69% and 0.73%, respectively, posted at December 31, 2004. The largest of the non-performing loans represents 0.09% of the nonperforming loan ratio. Two other loans from a single borrower contributed 0.07% to the nonperforming loan ratio. The remaining nonperforming loans are a mix of commercial real estate, commercial, residential real estate, and consumer loans.

In addition, the company has a higher-than-average amount of commercial and commercial real estate loans that are currently past due but were less than 90 days delinquent and accruing at March 31. The company’s senior credit administration team is aggressively pursuing the resolution of this group of loans. While management is hopeful that these issues can be resolved successfully, there is a possibility that the non-performing loans and non-performing assets ratios and/or net charge-offs could increase in the coming quarters due to potential deterioration in these credits.

Net charge-offs (non-annualized) for the first quarter were 0.06% of loans, with an annualized rate of 0.23%, an improvement over the 0.33% annualized net charge-off rate for the fourth quarter of 2004. The first quarter net charge-offs are consistent with management’s objective of maintaining net charge-offs in the 0.20% range for the full year 2005.

Consistent with generally accepted accounting principles and regulatory guidelines, the company uses various formulas to determine its allowance for loan and lease losses (ALLL). The methodology takes into consideration not only charge-offs but also the rated quality of the company’s loans based on loan review grades and the types and amounts of loans comprising the portfolio, while allowing some discretion by management to make adjustments based on near-term economic conditions. This methodology resulted in an ALLL/total loans ratio of 1.29% at March 31, 2005, an increase from the 1.28% at the end the fourth quarter of 2004.

Overall Strategy – Oak Hill Financial will continue to pursue revenue growth through originating adjustable-rate commercial loans, commercial real estate loans, and residential mortgage loans; fixed-rate residential mortgage loans and SBA loans for sale in the secondary market; and consumer loans. Management continues to believe that commercial and commercial real estate loans hold the greatest potential for growth and margin improvement within its bank subsidiary. Non-interest income growth and continued diversification of non-interest revenues remain major elements in the company’s strategy, and the company is undertaking several major initiatives to facilitate growth in these areas, particularly with respect to insurance and investment services.

Asset/Loan Growth – The company’s total assets grew at an 8.4% annual rate during the first quarter, driven primarily by a managed increase in the investment portfolio. Loans increased at an annualized rate of 6.2%, with multi-family residential and commercial real estate loans being the primary contributors to the quarter’s growth. While growth is behind the pace relative to management’s objectives for 2005, the majority of the company’s growth traditionally comes in the second through fourth quarters. Moving into the second quarter, the company’s loan pipeline is steadily increasing. However, growth may be mitigated by the potential payoff of one or more large loans as borrowers seek rates below which the company believes it is prudent to offer.

Expansion & Branching – To focus on realizing the full potential of its Ripley National Bank and Lawrence Financial Holdings acquisitions, the company has revised its branch expansion plans for 2005. Two de novo branches are now planned. During the second quarter, the company expects to open its second branch in Circleville, Ohio. A branch in Mt. Orab, Ohio is planned for late 2005.

The Lawrence Financial Holdings acquisition left the company with overlapping bank branches in the Ohio communities of Proctorville and Wheelersburg. Management believes that consolidating the overlapping offices will result in considerable cost savings with no significant impact on customer service or retention. Therefore, at the end of April, the company will be combining its branches in these communities. Further, the company operated a loan production office in a separate facility on the site of its Wheelersburg branch. The LPO will be integrated into the consolidated Wheelersburg office, which will be located in a larger branch facility acquired in the Lawrence Financial Holdings transaction.

Estimate – The company has revised its estimated range for earnings per share from operations for the full year 2005 to $2.50 to $2.60 per share.

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Following the branch consolidation discussed in this release, its subsidiary, Oak Hill Banks, will operate 33 full-service banking offices and three bank loan production offices in 15 counties across southern and central Ohio. A second subsidiary, Oak Hill Financial Insurance Agency, provides group health plans and other insurance services to private and public-sector organizations throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company’s current condition and management’s understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company’s future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 14, 2005 Press Release

	At March 31,
(In thousands)	2005	2004

SUMMARY OF FINANCIAL CONDITION

Total assets	$1,105,676	$955,413
Interest-bearing deposits and federal funds sold	1,872	1,250
Investment securities	107,719	81,416
Loans receivable - net	926,578	829,089
Deposits	858,156	772,498
Federal Home Loan Bank advances and other borrowings	157,207	99,952
Stockholders' equity	86,788	79,791

        The Company discloses net earnings, diluted earnings per share and certain performance ratios adjusted for non-recurring items. Management believes that presenting this information is an additional measure of performance that investors can use to compare operating results between reporting periods. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). In accordance with Securities and Exchange Commission Regulation G, reconciliation of the Company’s U.S. GAAP information to its operating information is presented in the table below.

	For the Three Months Ended March 31,
((In thousands, except share data)	2005	2004

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES

Net earnings (U.S. GAAP)	$3,260	$3,147
Non-recurring items, net of tax:
Merger-related expenses	206	—
Reduction in tax expense	(170)	—

Net earnings from operations	$3,296	$3,147

Diluted earnings per share (U.S. GAAP)	$0.57	$0.55
Non-recurring items, net of tax:
Merger-related expenses	0.04	—
Reduction in tax expense	(0.03)	—

Diluted earnings per share from operations	$0.58	$0.55

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 14, 2005 Press Release

	For the Three Months Ended March 31,
(In thousands, except share data)	2005	2004

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES (continued)

Non-interest expense (U.S. GAAP)	$6,895	$6,333
Non-recurring items:
Merger-related expenses	(317)	—
Reduction in tax expense	261	—

Non-interest expense from operations	$6,839	$6,333

SUMMARY OF OPERATIONS (1)(2)

Interest income	$15,777	$14,188
Interest expense	6,091	4,910

Net interest income	9,686	9,278
Provision for losses on loans	750	575

Net interest income after provision for losses on loans	8,936	8,703
Gain on sale of loans	318	295
Insurance commissions	671	737
Other non-interest income	1,550	1,320
General, administrative and other expense	6,839	6,333

Earnings before federal income taxes	4,636	4,722
Federal income taxes	1,465	1,575
Federal new markets tax credit	(125)	—

Net earnings from operations	$3,296	$3,147

SELECTED PERFORMANCE RATIOS FROM OPERATIONS (1)(2)(4)(5)

Diluted earnings per share	$0.58	$0.55

Return on average assets	1.24%	1.34%
Return on average equity	15.49%	15.62%
Non-interest expense to average assets	2.57%	2.69%
Efficiency ratio	54.95%	54.44%

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 14, 2005 Press Release

	At or For the Three Months Ended March 31,
(In thousands, except share data)	2005	2004

PER SHARE INFORMATION (U.S. GAAP)

Basic earnings per share (3)	$0.59	$0.56

Diluted earnings per share (4)	$0.57	$0.55

Dividends per share	$0.17	$0.15

Book value per share	$15.56	$14.46

OTHER STATISTICAL AND OPERATING DATA (U.S. GAAP) (5)

Return on average assets	1.23%	1.34%
Return on average equity	15.32%	15.62%
Non-interest expense to average assets	2.59%	2.69%
Net interest margin (fully-taxable equivalent)	3.89%	4.11%
Total allowance for losses on loans to non-performing loans	156.42%	146.36%
Total allowance for losses on loans to total loans	1.29%	1.32%
Non-performing loans to total loans	0.82%	0.90%
Non-performing assets to total assets	0.78%	0.88%
Net charge-offs to average loans (actual for the period)	0.06%	0.04%
Net charge-offs to average loans (annualized)	0.23%	0.17%
Equity to assets at period end	7.85%	8.35%
Efficiency ratio	55.40%	54.44%

(1)	Excludes $261,000 reduction in tax expense for the three months ended March 31, 2005 resulting from a tax savings of $1.0 million for 2005.
(2)	Does not include $317,000 of merger-related charges for the three months ended March 31, 2005.
(3)	Based on 5,566,360 and 5,582,171 weighted-average shares outstanding for the three months ended March 31,2005 and 2004, respectively.
(4)	Based on 5,718,181 and 5,737,110 weighted-average shares outstanding for the three months ended March 31, 2005 and 2004, respectively.
(5)	Annualized where appropriate.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 14, 2005 Press Release

	At March 31,
(In thousands, except per share data)	2005	2004

SUPPLEMENTAL DETAIL
BALANCE SHEET - ASSETS
Cash and cash equivalents	24,990	18,006
Trading account securities	—	—
Securities available for sale	104,084	77,762
Securities held to maturity	3,635	3,654
Other securities	6,663	6,058
Total securities	114,382	87,474
Total cash and securities	139,372	105,480
Loans and leases held for investment (1)	935,434	836,009
Loans and leases held for sale (1)	—	1,140
Total loans and leases (1)	935,434	837,149
Allowance for losses on loans	12,062	11,061
Goodwill	1,686	413
Other intangible assets	1,198	—
Total intangible assets	2,884	413
Mortgage servicing rights	3,206	3,001
Purchased credit card relationships	—	—
Other real estate owned	943	885
Bank owned life insurance	10,197	—
Other assets	25,702	19,546
Total assets	1,105,676	955,413

BALANCE SHEET - LIABILITIES

Deposits	858,156	772,498
Borrowings	139,207	94,952
Other liabilities	3,517	3,164
Total liabilities	1,000,880	870,614
Redeemable preferred stock	—	—
Trust preferred securities	18,000	5,000
Minority interests	8	8
Other mezzanine level items	—	—
Total mezzanine level items	18,008	5,008
Total liabilities and mezzanine level items	1,018,888	875,622

BALANCE SHEET - EQUITY

Preferred equity	—	—
Common equity	86,788	79,791
MEMO ITEM: Net unrealized gain (loss) on securities
available for sale, net of tax	(444)	1,133
End of period shares outstanding (2)	5,577,903	5,519,147
Options outstanding	556,961	490,700
Treasury shares held by the Company	75,680	134,936

(1)     Data is net of unearned interest, gross of allowance for losses on loans
(2)     Excludes treasury shares

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 14, 2005 Press Release

	At or For the Three Months Ended March 31,
(In thousands, except share data)	2005	2004

SUPPLEMENTAL DETAIL (continued)

Repurchase plan announced?	No	Yes
Number of shares to be repurchased in plan	N/A	300,000
Number of shares repurchased during the period	N/A	134,936
Average price of repurchased shares	N/A	$32.38

INCOME STATEMENT

Interest income	15,777	14,188
Interest expense	6,091	4,910
Net interest income	9,686	9,278
Net interest income (fully-taxable equivalent)	9,904	9,404
Provision for losses on loans	750	575
Non-recurring expense:
Merger-related expenses	317	—
Trading account income	—	—
Foreign exchange income	—	—
Trust income	—	—
Insurance commissions	671	737
Service charges on deposits	842	818
Gain on sale of loans	318	295
Gain on investment securities transactions	143	134
Other non-interest income	565	368
Total non-interest income	2,539	2,352
Employee compensation and benefits	3,582	3,440
Occupancy and equipment expense	1,002	833
Foreclosed property expense	—	—
Amortization of intangibles	72	—
Other general, administrative and other expense	1,992	2,060
Total non-interest expenses	6,578	6,333
Net income before taxes	4,580	4,722
Federal income taxes	1,445	1,575
Federal new markets tax credit	(125)	—
Net income before extraordinary items	3,260	3,147
Extraordinary items	—	—
Net income	3,260	3,147

CHARGE-OFFS

Loan charge-offs	717	495
Recoveries on loans	182	145
Net loan charge-offs	535	350

AVERAGE BALANCE SHEET

Average loans and leases	928,998	829,242
Average other earning assets	103,846	90,571

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 14, 2005 Press Release

	At or For the Three Months Ended March 31,
(In thousands, except share data)	2005	2004

SUPPLEMENTAL DETAIL (continued)

AVERAGE BALANCE SHEET (continued)

Average total earning assets	1,032,844	919,813
Average total assets	1,079,090	947,964
Average non-interest bearing deposits	81,326	65,207
Average total time deposits	557,661	481,437
Average other interest-bearing deposits	214,426	192,883
Average total interest-bearing deposits	772,087	674,320
Average borrowings	137,305	124,295
Average interest-bearing liabilities	909,392	798,615
Average preferred equity	—	—
Average common equity	86,286	81,023

ASSET QUALITY AND OTHER DATA

Non-accrual loans	7,138	6,930
Renegotiated loans	—	—
Loans 90+ days past due and still accruing	573	628
Total non-performing loans	7,711	7,558
Other real estate owned	943	885
Total non-performing assets	8,654	8,443

ADDITIONAL DATA

1 - 4 family mortgage loans serviced for others	250,051	254,791
Proprietary mutual fund balances	—	—
Fair value of securities held to maturity	3,847	3,655
Full-time equivalent employees	371	355
Total number of full-service banking offices	29	26
Total number of bank and thrift subsidiaries	1	1
Total number of ATMs	35	30

LOANS RECEIVABLE

1 - 4 family residential	200,938	175,283
Home equity	42,432	35,956
Multi-family residential	30,245	23,773
Commercial real estate	356,885	318,601
Construction and land development	64,010	60,232
Commercial and other	171,931	147,994
Consumer	67,126	75,167
Credit cards	1,868	1,582

Loans receivable - gross	935,435	838,588
Unearned interest	(1)	(1,439)

Loans receivable - net of unearned interest	935,434	837,149
Allowance for losses on loans	(12,062)	(11,061)

Loans receivable - net (1)	923,372	826,088

(1)     Does not include mortgage servicing rights.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 14, 2005 Press Release

	At or For the Three Months Ended March 31,
(In thousands, except share data)	2005	2004

SUPPLEMENTAL DETAIL (continued)

DEPOSITS

Transaction accounts
Non-interest bearing	81,125	70,221
Interest-bearing	67,015	78,560
Savings accounts	57,758	49,632
Money market deposit accounts	96,190	77,610
Other core interest-bearing	368,450	333,412

Total core deposit accounts	670,538	609,435
Non-core interest-bearing	187,618	163,063

Total deposits	858,156	772,498

Yield/average earning assets (fully-taxable equivalent)	6.28%	6.26%
Cost/average earning assets	2.39%	2.15%

Net interest income (fully-taxable equivalent)	3.89%	4.11%